UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

201 1st Street, Suite 100

Petaluma, CA 94952

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment and Restatement of Certificate of Incorporation

On April 4, 2012, Enphase Energy, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation to, among other things:

•	authorize 100,000,000 shares of common stock;

•

eliminate all references to the previously existing series of preferred stock and authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

•	permit the Company’s board of directors to adopt, amend or repeal the bylaws without obtaining stockholder approval;

•	require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal certain provisions of the Restated Certificate;

•	require the approval of at least a majority of the shares entitled to vote at an election of directors to remove directors with cause;

•	prohibit the removal of directors without cause, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances;

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	require advance notice of stockholder nominations for election to the Company’s board of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders; and

•	amend the provisions relating to the limitation on liability of directors of the Company.

In addition, the Restated Certificate provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

On April 4, 2012, the Company adopted amended and restated bylaws in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the amended and restated bylaws to be adopted in connection with, and to be effective upon, the closing of the Company’s initial public offering.

The amended and restated bylaws, among other things:

•

provide that special meetings of stockholders may be called only by (i) the chairman of the board of directors, (ii) the chief executive officer or (iii) the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

establish advance notice requirements for stockholder nominations for election to the Company’s board of directors and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•	prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•	set forth the rights, powers and manner of acting of the board of directors and officers of the Company;

•

establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	permit the Company’s board of directors to create committees of the board of directors; and

•

provide for the indemnification of directors and officers of the Company, and allow the indemnification of employees and agents of the Company, in each case to the extent not prohibited by applicable law.

The foregoing description is qualified in its entirety by reference to the Company’s amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On April 4, 2012, the Company closed the initial public offering of 10,315,151 shares of its common stock at a price of $6.00 per share for aggregate gross proceeds of $61,890,906 (prior to deducting underwriting discounts and commissions and offering expenses).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.

3.2(1)	Amended and Restated Bylaws of Enphase Energy, Inc.

(1)	Previously filed as Exhibit 3.5 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2012	ENPHASE ENERGY, INC.

	By:	/s/ Paul B. Nahi
Paul B. Nahi
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.

3.2(1)	Amended and Restated Bylaws of Enphase Energy, Inc.

(1)	Previously filed as Exhibit 3.5 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.